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For Immediate Release

                                    Contact:    John Brine
                                                Stonepath Group
                                                646-486-4085


                       STONEPATH GROUP NAMES NEW DIRECTORS
                                AT ANNUAL MEETING
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         PHILADELPHIA, PA, October 10, 2001 - Today, Stonepath Group's (AMEX:
STG) Chairman and CEO Dennis Pelino announced that stockholders elected its Board of Directors, consisting of leaders with extensive experience in transportation and logistics, executive recruiting, technology and finance, at the Company's 2001 annual meeting. Stockholders also ratified the appointment of KPMG LLP as the Company's independent auditor.

         Newly elected as outside directors were J. Douglass Coates, Principal of Manalytics International, Inc., a transportation, logistics and supply chain consulting firm and Frank Palma, the principal and Chief Executive Officer of Frank Palma Associates, LLC, an executive recruiting firm. Additional outside directors include David Jones, independent consultant and Director of Financial Asset Securities Corporation; Aloysius T. Lawn, IV, Executive Vice President - General Counsel and Secretary of TALK.com, a leading integrated communications service provider; and Rob McCord, Managing Director of PA Early Stage, a Safeguard Scientifics fund. Andrew Panzo, Stonepath's President and Vice Chairman was re-elected.

About Stonepath Group
Founded in 1998, Stonepath Group (AMEX: STG) is building a global logistics organization that integrates streamlined operating companies and innovative technologies. Through its wholly owned subsidiary Air Plus Limited, Stonepath is one of the leading time-definite transportation logistics organizations operating in the United States, providing a full range of transportation and distribution solutions. Air Plus services a customer base of manufacturers, distributors and national retail chains through its extensive network of 16 offices in 13 North American cities and Puerto Rico and over 200 agents.

Stonepath Group (www.stonepath.com) is headquartered in Philadelphia. For more information about the company and its services, please contact the Company's Vice President of Marketing John Brine at 646-486-4085 or via e-mail: john@stonepath.com.

This press release may include forward-looking statements within the meaning of
Section 7A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.

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